Filed Pursuant to Rule 424(b)(3) and Rule 424(c)

Registration No. 333-291024

PROSPECTUS SUPPLEMENT NO. 5

(to Prospectus dated December 2, 2025)

XCF Global, Inc.

Up to 187,180,141 Shares of Class A Common Stock

This prospectus supplement supplements the prospectus dated December 2, 2025, (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-291024). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus.

Our common stock is listed on The Nasdaq Stock Market under the symbol “SAFX.” On March 9, 2026, the last reported sale price of our common stock was $0.32 per share. You are urged to obtain current market data and should not use the market price as of March 9, 2026, as a prediction of the future market price of our common stock.

We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined under the federal securities laws, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Smaller Reporting Company” in the Prospectus.

Investing in our securities involves significant risk. You should carefully read and consider the information referred to under “Risk Factors” beginning on page 11 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus for a discussion of certain risks that you should consider in connection with an investment in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements with the SEC. We urge you to read the entire prospectus, any such amendments or supplements, any free writing prospectuses we may file with the SEC, and any documents incorporated by reference into this prospectus or any prospectus supplement carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 10, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 City West Blvd Suite 150-138 Houston, TX	77042
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 6, 2026, XCF Global, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Shareholders considered two proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 10, 2026. Of the 232,673,544 shares outstanding as of the record date, 162,336,821 shares, or 69.77%, were present virtually or represented by proxy at the Special Meeting. Set forth below are the results of the matter submitted for a vote at the Annual Meeting.

Proposal 1: To approve the potential issuance of 19.99% or more of the Company’s issued and outstanding Common Stock as of January 26, 2026 pursuant to the private placement offering of shares of Common Stock to a single investor in accordance with Nasdaq Listing Rules 5635(d) and 5635(b).

For Proposal 1, the votes were cast as follows:

FOR	159,944,874
AGAINST	2,337,496
ABSTAIN	54,451

Proposal 2: To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

For Proposal 2, the votes were cast as follows:

FOR	160,028,035
AGAINST	2,243,214
ABSTAIN	65,572

Proposal 2 was deemed moot because the Company’s shareholders approved Proposal 1.

Item 7.01 Regulation FD Disclosure.

On March 10, 2026, XCF issued a press release announcing it had obtained shareholder approval required to complete its private placement of shares, as contemplated by the Term Sheet dated January 26, 2026, and providing an update regarding the business combination contemplated thereby. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, and such information shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Additional Information and Where to Find It

In connection with the proposed business combination transaction among XCF, DevvStream Corp. (“DevvStream”), Southern Energy Renewables, Inc. (“Southern”), and EEME Energy SPV I LLC (“EEME”), the parties expects to prepare and file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain preliminary proxy statements of DevvStream and XCF that also constitutes a prospectus of XCF (the “Proxy Statements/Prospectus”) in connection with the proposed business combination transaction. A definitive proxy statement is expected to be mailed to stockholders of DevvStream and XCF as of a record date to be established for voting on the proposed business combination transaction and other matters as described in the Proxy Statements/Prospectus. DevvStream, XCF and Southern may also file other documents with the SEC and Canadian securities regulatory authorities regarding the proposed transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that DevvStream and Southern (as applicable) may file with the SEC or Canadian securities regulatory authorities in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF DEVVSTREAM ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENTS/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY DEVVSTREAM OR XCF WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when they become available), as well as other filings containing important information about XCF, DevvStream, Southern, and other parties to the proposed transaction, without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by (i) XCF will be available free of charge under the tab “Financials” on the “Investors” page of the XCF’s website at https://xcf.global/investor-relations/financials/sec-filings/ or by contacting the XCF’s Investor Relations Department at safx@xcf.global and (ii) DevvStream will be available free of charge under the tab “Financials” on the “Investor Relations” page of DevvStream’s website at www.devvstream.com/investors/ or by contacting DevvStream’s Investor Relations Department at ir@devvstream.com.

Participants in the Solicitation

DevvStream, Southern, XCF, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from DevvStream’s and XCF’s stockholders in connection with the proposed transaction. Information regarding directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, file with the SEC on October 31, 2025, and in other documents subsequently filed with the SEC and (ii) DevvStream is contained in DevvStream’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025 and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

DevvStream, Southern, XCF, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from DevvStream’s and XCF’s stockholders in connection with the proposed transaction. Information regarding directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, file with the SEC on October 31, 2025, and in other documents subsequently filed with the SEC and (ii) DevvStream is contained in DevvStream’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025 and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including statements regarding the binding term sheet, the proposed transactions contemplated thereby, the anticipated structure, timing and conditions of the proposed transaction, the anticipated completion of the plant conversion specified in the binding term sheet for the proposed transaction, the achievement of specified financial and operational milestones (including annualized blended fuel product revenues in excess of $1.0 billion and minimum annualized EBITDA of $100 million), the anticipated issuance of state-supported bonds by Southern, the valuation the parties are aiming to achieve following the consummation of the proposed transaction, and the expected benefits of the proposed transaction. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding the expected timing, structure and terms of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected or targeted benefits of the proposed transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by words such as “aim,” “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” “objective,” “goal,” “designed,” or the negatives of these words or other similar expressions that concern XCF’s, DevvStream’s, or Southern’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, expectations, and assumptions that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements.

We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Forward-looking statements are based on current expectations, estimates, assumptions and projections and involve known and unknown risks and uncertainties that may cause actual results, developments or outcomes to differ materially from those expressed or implied by such statements. Important factors that could cause actual results, developments or outcomes to differ materially include, among others: (1) changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; (2) the risk that the plant conversion specified in the term sheet for the proposed transaction is delayed, not completed on the anticipated timeline, or requires additional capital beyond current expectations; (3) the risk that XCF is unable to achieve the specified annualized revenue and EBITDA thresholds contemplated by the term sheet, which depend in significant part on XCF’s business performance, operating results, market demand, execution capabilities, and other factors; (4) the risk that Southern does not receive authorization to issue up to $400 million of bonds, that such bonds are delayed, issued on less favorable terms, or not issued at all; (5) the risk that XCF is unable to obtain or maintain compliance with applicable Nasdaq continued listing standards, including regaining compliance with $1.00 minimum bid price requirement, which could result in delisting if compliance is not regained within applicable cure periods; (6) the risk that negotiations among the parties relating to the term sheet or any contemplated definitive agreements are delayed, modified, suspended or terminated, including as a result of alleged breaches or differing interpretations of the binding provisions of the term sheet; (7) the inability of the parties to agree on mutually acceptable definitive agreements or to satisfy or waive the closing conditions contemplated by the term sheet; (8) the occurrence of events, changes or other circumstances that could give rise to the termination of the term sheet or any related negotiations, or that could result in disputes or litigation relating to the interpretation, enforceability or performance of the binding provisions of the term sheet; (9) the outcome of any legal proceedings that may be instituted against XCF, DEVS, Southern, EEME or their respective affiliates, which could be costly, time-consuming, divert management attention and adversely affect liquidity or financial condition; (10) uncertainty with respect to the scope, timing or completion of due diligence by any party and each party’s satisfaction therewith; (11) uncertainty regarding valuations, capital structure, financing arrangements, equity ownership, or the allocation of economic interests contemplated by the term sheet, including the risk that, in the event the proposed transaction closes, the parties may never achieve their aim of creating a $3.0 billion combined enterprise (as of the date hereof this statement only represents an objective that the parties intend to achieve on a future date and such objective has not in the past and may never in the future be achieved); (12) changes to the structure, timing or terms of any proposed transaction that may be required or deemed appropriate as a result of applicable laws, regulations, accounting considerations, stock exchange requirements or regulatory guidance; (13) the risk that required regulatory, governmental, stock exchange or stockholder approvals are not obtained, are delayed or are subject to conditions that could adversely affect the parties or the expected benefits of any contemplated transaction; (14) the risk that the announcement of the term sheet or the pursuit of the contemplated transactions disrupts current plans, operations or relationships of XCF, DEVS or Southern; (15) the risk that anticipated benefits of any contemplated transaction are not realized due to competition, execution challenges, market conditions, or the inability to grow and manage operations profitably; (16) costs, expenses and management distraction associated with the term sheet, negotiations, potential litigation and any contemplated transactions; (17) changes in applicable laws, regulations or enforcement priorities, including extensive regulation and compliance obligations applicable to the parties’ businesses; and (18) other economic, business, competitive, operational or financial factors beyond management’s control, including those set forth in (i) XCF’s filings with the SEC, including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Current Report on Form 8-K and other filings XCF made or will make with the SEC in the future and (ii) DevvStream’s Form 10-K for the fiscal year ended July 31, 2025, filed with the SEC on November 6, 2025, and subsequent reports filed with SEC and Canadian securities regulatory authorities available on DevvStream’s profile at www.sedarplus.ca.

Although the binding term sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the proposed transaction. The consummation of the proposed transaction remains subject to the negotiation, execution and delivery of definitive agreements and the satisfaction or waiver of applicable closing conditions, and the binding term sheet may be terminated in accordance with its terms. There can be no assurance that any definitive agreements will be entered into or that the proposed transaction will be consummated on the terms described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes.

Any forward-looking statements speak only as of the date of this communication. Neither DevvStream, XCF, Southern or EEME undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on DevvStream’s website at www.devvstream.com/investors/ or XCF’s website at www.xcf.global/investor-relations should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated as of March 10, 2026
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer

Exhibit 99.1

XCF Global Provides Update on

Ongoing Capital Raise and Merger Discussions

Houston, TX – March 10, 2026 - XCF Global, Inc. (“XCF”) (Nasdaq: SAFX) a leading innovator in decarbonizing the aviation industry through Sustainable Aviation Fuel (“SAF”) today announced that, at a Special Meeting of its Stockholders held on March 6, 2026, its stockholders approved the issuance of 19.99% or more of the Company’s issued and outstanding Common Stock as of January 26, 2026 pursuant to a private placement offering of shares of Common Stock to a single investor in accordance with Nasdaq Listing Rules 5635(d) and 5635(b).

As XCF previously reported, on January 26, 2026, XCF entered into a binding term sheet with Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”), DevvStream Corp., an Alberta corporation (“DEVS”), and EEME Energy SPV I LLC (“EEME”), which sets forth the principal terms and conditions of a proposed business combination among such parties. The Term Sheet also contemplates that XCF will invest $10 million to convert and build out its New Rise Renewables Reno facility for SAF production and blending and related corporate purposes (the “Plant Conversion”), to be funded through the sale by XCF to EEME of $10 million of Common Stock; provided that in no event would XCF issue to EEME, nor would EEME (i) acquire more than 41,639,170 shares of XCF’s common stock pursuant to the Term Sheet or (ii) acquire or to otherwise become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder) of a number of shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock as of the date hereof until such time as XCF has obtain stockholder approval for such issuance (the “Share Cap”).

As part of the planned Plant Conversion, XCF has initiated upgrades to the New Rise Renewables Reno facility, including the procurement of a new hydrotreating catalyst. This technology will enable the facility to convert a broad range of renewable feedstocks into high-quality neat sustainable aviation fuel, SAF, that meets ASTM D7566 specifications. The upgraded hydrotreating system will utilize Axens’ Vegan ® technology, a proven platform designed for flexible high -performance renewable fuel production. XCF’s stockholder approval obtained at the March 6, 2026 Special Meeting of Stockholders removes the Share Cap and allows EEME to acquire the balance of the shares it committed to purchase pursuant to the Term Sheet. Prior to today, EEME had acquired 38,000,000 shares of XCF Common Stock pursuant to the Term Sheet for a total of $3,800,000. XCF anticipates that EEME will acquire remaining 62,000,000 shares under the Term Sheet, for a total of $6,200,000, in two equal tranches, with half being funded during the week of March 7, 2026, and the other half being funded during the week of March 31, 2026.

“We are pleased to have achieved this milestone,” stated Chris Cooper, XCF’s Chief Executive Officer. “With work on the Plant Conversion already underway and our hydrotreating catalyst now in production with Axens, we believe we are well positioned to advance the upgrade of our New Rise Renewables Reno facility, even as the parties to the contemplated business combination continue to undertake due diligence and negotiate the definitive agreements related to the proposed business combination.”

The proposed business combination remains subject to negotiation of definitive agreements and required approvals. EEME’s obligation to acquire such shares is independent of the remainder of the proposed Transaction contemplated by the Term Sheet.

The proposed business combination, upon completion, is expected to provide a meaningful advancement in XCF’s ability to help airlines and their customers reduce emissions associated with air travel. By combining multiple SAF production pathways with integrated environmental attribute monetization, it is anticipated that the combined entity will be in an enhanced position to access lower-carbon non-fossil-based solutions, meet regulatory requirements, and accelerate the availability of SAF options for the aviation sector.

If the proposed transaction is completed, it is anticipated that XCF would become the parent entity of the combined platform, creating the first publicly traded SAF company in the United States capable of providing multiple non-fossil-based SAF production pathways alongside high integrity environmental attributes. In addition to HEFA and biomass-to-SAF pathways, the combined platform is expected to incorporate an emerging eSAF pathway through e-methanol-to-jet technology enabled by Southern. This structure is expected to position XCF to serve a broader range of customers by matching regional feedstock availability, market incentives, and emissions reduction requirements with the most efficient SAF pathway and associated high - integrity environmental attributes.

“As demand for sustainable aviation fuel accelerates globally, the ability to deploy multiple technology pathways under one company creates meaningful flexibility and commercial optionality,” said Chris Cooper, XCF’s Chief Executive Officer. “Airlines and corporate customers increasingly require both physical SAF and verified environmental attributes or SAF certificates to meet their decarbonization and reporting obligations. The combined platform is designed to make SAF more accessible, scalable, and better aligned with the diverse needs of customers across regions and feedstock markets.”

About XCF Global, Inc.

XCF Global, Inc. (“XCF”) is an emerging sustainable aviation fuel company dedicated to accelerating the aviation industry’s transition to net-zero emissions. Our flagship facility, New Rise Renewables Reno, has a permitted nameplate production capacity of 38 million gallons per year, positioning XCF as an early mover among large-scale SAF producers in North America. XCF is working to advance a pipeline of potential expansion opportunities in Nevada, North Carolina, and Florida, and to build partnerships across the energy and transportation sectors to scale SAF globally. XCF is listed on the Nasdaq Capital Market and trades under the ticker, SAFX.

To learn more, visit XCF.Global

About DevvStream (Nasdaq: DEVS)

DevvStream Corp. (Nasdaq: DEVS) is a carbon management company focused on the development, investment, and sale of environmental assets worldwide, including carbon credits and renewable energy certificates.

To learn more, visit www.devvstream.com.

About Southern Energy Renewables Inc.

Southern Energy Renewables Inc. is a U.S.-based clean fuels, chemicals, and products developer focused on advancing large-scale biomass-to-fuels projects. These projects are in development and designed to produce carbon-negative SAF and green methanol, supported by integrated carbon capture and sequestration.

To learn more, visit www.southernenergyrenew.com.

Contacts

XCF Global: Corporate Comms

media@xcf.global

Additional Information and Where to Find It

In connection with the proposed business combination transaction among XCF, DevvStream, Southern, and EEME, the parties expects to prepare and file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain preliminary proxy statements of DevvStream and XCF that also constitutes a prospectus of XCF (the “Proxy Statements/Prospectus”) in connection with the proposed business combination transaction. A definitive proxy statement is expected to be mailed to stockholders of DevvStream and XCF as of a record date to be established for voting on the proposed business combination transaction and other matters as described in the Proxy Statements/Prospectus. DevvStream, XCF and Southern may also file other documents with the SEC and Canadian securities regulatory authorities regarding the proposed transaction. This communication is not a substitute for any proxy statement, registration statement or prospectus, or any other document that DevvStream and Southern (as applicable) may file with the SEC or Canadian securities regulatory authorities in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF DEVVSTREAM ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENTS/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED BY DEVVSTREAM OR XCF WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement/Prospectus (when they become available), as well as other filings containing important information about XCF, DevvStream, Southern, and other parties to the proposed transaction, without charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by (i) XCF will be available free of charge under the tab “Financials” on the “Investors” page of the XCF’s website at https://xcf.global/investor-relations/financials/sec-filings/ or by contacting the XCF’s Investor Relations Department at safx@xcf.global and (ii) DevvStream will be available free of charge under the tab “Financials” on the “Investor Relations” page of DevvStream’s website at www.devvstream.com/investors/ or by contacting DevvStream’s Investor Relations Department at ir@devvstream.com.

Participants in the Solicitation

DevvStream, Southern, XCF, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from DevvStream’s and XCF’s stockholders in connection with the proposed transaction. Information regarding directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, file with the SEC on October 31, 2025, and in other documents subsequently filed with the SEC and (ii) DevvStream is contained in DevvStream’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025 and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

DevvStream, Southern, XCF, EEME and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies from DevvStream’s and XCF’s stockholders in connection with the proposed transaction. Information regarding directors and executive officers of (i) XCF is contained in a Current Report on Form 8-K/A, file with the SEC on October 31, 2025, and in other documents subsequently filed with the SEC and (ii) DevvStream is contained in DevvStream’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on November 18, 2025 and in other documents subsequently filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including statements regarding the binding term sheet, the proposed transactions contemplated thereby, the anticipated structure, timing and conditions of the proposed transaction, the anticipated completion of the plant conversion specified in the binding term sheet for the proposed transaction, the achievement of specified financial and operational milestones (including annualized blended fuel product revenues in excess of $1.0 billion and minimum annualized EBITDA of $100 million), the anticipated issuance of state-supported bonds by Southern, the valuation the parties are aiming to achieve following the consummation of the proposed transaction, and the expected benefits of the proposed transaction. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding the expected timing, structure and terms of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected or targeted benefits of the proposed transaction; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by words such as “aim,” “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” “objective,” “goal,” “designed,” or the negatives of these words or other similar expressions that concern XCF’s, DevvStream’s, or Southern’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, expectations, and assumptions that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements.

We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Forward-looking statements are based on current expectations, estimates, assumptions and projections and involve known and unknown risks and uncertainties that may cause actual results, developments or outcomes to differ materially from those expressed or implied by such statements. Important factors that could cause actual results, developments or outcomes to differ materially include, among others: (1) changes in domestic and foreign business, market, financial, political, regulatory and legal conditions; (2) the risk that the plant conversion specified in the term sheet for the proposed transaction is delayed, not completed on the anticipated timeline, or requires additional capital beyond current expectations; (3) the risk that XCF is unable to achieve the specified annualized revenue and EBITDA thresholds contemplated by the term sheet, which depend in significant part on XCF’s business performance, operating results, market demand, execution capabilities, and other factors; (4) the risk that Southern does not receive authorization to issue up to $400 million of bonds, that such bonds are delayed, issued on less favorable terms, or not issued at all; (5) the risk that XCF is unable to obtain or maintain compliance with applicable Nasdaq continued listing standards, including regaining compliance with $1.00 minimum bid price requirement, which could result in delisting if compliance is not regained within applicable cure periods; (6) the risk that negotiations among the parties relating to the term sheet or any contemplated definitive agreements are delayed, modified, suspended or terminated, including as a result of alleged breaches or differing interpretations of the binding provisions of the term sheet; (7) the inability of the parties to agree on mutually acceptable definitive agreements or to satisfy or waive the closing conditions contemplated by the term sheet; (8) the occurrence of events, changes or other circumstances that could give rise to the termination of the term sheet or any related negotiations, or that could result in disputes or litigation relating to the interpretation, enforceability or performance of the binding provisions of the term sheet; (9) the outcome of any legal proceedings that may be instituted against XCF, DEVS, Southern, EEME or their respective affiliates, which could be costly, time-consuming, divert management attention and adversely affect liquidity or financial condition; (10) uncertainty with respect to the scope, timing or completion of due diligence by any party and each party’s satisfaction therewith; (11) uncertainty regarding valuations, capital structure, financing arrangements, equity ownership, or the allocation of economic interests contemplated by the term sheet, including the risk that, in the event the proposed transaction closes, the parties may never achieve their aim of creating a $3.0 billion combined enterprise (as of the date hereof this statement only represents an objective that the parties intend to achieve on a future date and such objective has not in the past and may never in the future be achieved); (12) changes to the structure, timing or terms of any proposed transaction that may be required or deemed appropriate as a result of applicable laws, regulations, accounting considerations, stock exchange requirements or regulatory guidance; (13) the risk that required regulatory, governmental, stock exchange or stockholder approvals are not obtained, are delayed or are subject to conditions that could adversely affect the parties or the expected benefits of any contemplated transaction; (14) the risk that the announcement of the term sheet or the pursuit of the contemplated transactions disrupts current plans, operations or relationships of XCF, DEVS or Southern; (15) the risk that anticipated benefits of any contemplated transaction are not realized due to competition, execution challenges, market conditions, or the inability to grow and manage operations profitably; (16) costs, expenses and management distraction associated with the term sheet, negotiations, potential litigation and any contemplated transactions; (17) changes in applicable laws, regulations or enforcement priorities, including extensive regulation and compliance obligations applicable to the parties’ businesses; and (18) other economic, business, competitive, operational or financial factors beyond management’s control, including those set forth in (i) XCF’s filings with the SEC, including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Press Release and other filings XCF made or will make with the SEC in the future and (ii) DevvStream’s Form 10-K for the fiscal year ended July 31, 2025, filed with the SEC on November 6, 2025, and subsequent reports filed with SEC and Canadian securities regulatory authorities available on DevvStream’s profile at www.sedarplus.ca.

Although the binding term sheet provides that certain provisions are binding on the parties, it does not obligate the parties to consummate the proposed transaction. The consummation of the proposed transaction remains subject to the negotiation, execution and delivery of definitive agreements and the satisfaction or waiver of applicable closing conditions, and the binding term sheet may be terminated in accordance with its terms. There can be no assurance that any definitive agreements will be entered into or that the proposed transaction will be consummated on the terms described herein or at all. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes.

Any forward-looking statements speak only as of the date of this communication. Neither DevvStream, XCF, Southern or EEME undertakes any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on DevvStream’s website at www.devvstream.com/investors/ or XCF’s website at www.xcf.global/investor-relations should be deemed to constitute an update or re-affirmation of these statements as of any future date.